Exhibit 10.1

Press release dated August 10, 2007

Aurelia Energy N.V. (the “Company”) redeemed all its 10¼% Senior Notes due 2012 pursuant to their terms on August 3, 2007, and expects to file a Form 15F with the Securities and Exchange Commission (the “SEC”) on August 10, 2007, thereby terminating its reporting obligations under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”). The Company’s obligations under the Exchange Act are suspended as of today. The Company expects that this termination of registration will become effective 90 days after its filing with the SEC.

For information, please contact:

Kees Voormolen

Vice President Finance & Administration

Bluewater Energy Services B.V.

Tel: +31-23-5682 972

Email: kees.voormolen@bluewater.com